Exhibit 3.2

BYLAWS

OF

Citius ONCOLOGY, INC.

I. CORPORATE OFFICES

1.1	Registered Office

The registered office of Citius Oncology, Inc. (the “Company”) in the State of Delaware shall be 3500 Dupont Hwy. City of Dover, County of Kent, Delaware 19901. The name of the registered agent of the Company at such location is Incorporating Services, Ltd.

1.2	Other Offices

The Company may at any time establish other offices at any place or places within or without the State of Delaware as the Board of Directors of the Company (the “Board”) may from time to time determine, or as the affairs of the Company may require.

II. MEETINGS OF STOCKHOLDERS

2.1	Place of Meetings; Remote Communication Meetings

All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of meeting. The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporate Law (“DGCL”).

If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders, be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Company shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

2.2	Annual Meeting

The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board and stated in the notice of the meeting.

2.3	Special Meeting

Special meetings of the stockholders for any purpose or purposes may be called at any time by the chair of the Board or the president and may not be called by another person or persons. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.

2.4	Notice of Stockholders’ Meetings

A.	Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given by the Company in accordance with Section 2.5 of these bylaws not less than ten (10) days nor more than sixty (60) days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called.

B.	Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law.

C.	Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any stockholder who fails to object in writing to the Company, within sixty (60) days of having been given written notice by the Company of its intention to send the single notice permitted under this Section 2.4(C), shall be deemed to have consented to receiving such single written notice.

2.5	Manner of Giving Notice; Affidavit of Notice

A.	Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Company. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

B.	Notice given pursuant to this Section 2.5(B) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice in writing or by course of conduct; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary, an assistant secretary or the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6	Quorum

A.	The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

B.	Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series.

2.7	Adjourned Meeting

The chair of any meeting of stockholders, whether annual or special may in his or her discretion adjourn for any reason from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the new time, place, if any, thereof and the means of remote communication by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders and proxyholders entitled to vote at the adjourned meeting, the Board shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record and proxyholder entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Any previously scheduled annual or special meeting of the stockholders may be postponed or adjourned, and any previously scheduled annual or special meeting of the stockholders may be canceled, by resolution of the Board; provided, however, that with respect to any special meeting of stockholders previously scheduled by the Board or the Chair of the Board of Directors at the request of Citius Pharmaceuticals, Inc. (as defined in the Certificate of Incorporation), the Board shall not postpone, reschedule or cancel such special meeting without the prior written consent of Citius Pharmaceuticals, Inc.

2.8	Voting

A.	The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Section 217 and 218 of the DGCL.

B.	Except as otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder.

C.	Unless otherwise required by law or the Certificate of Incorporation, the election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law or the Certificate of Incorporation, an amendment to the Certificate of Incorporation to effect a reverse stock split or increase or reduce the number of authorized shares of a class of capital stock shall be decided by a majority of votes cast on the matter at a meeting of the stockholders. Unless otherwise required by law, the Certificate of Incorporation or these bylaws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Voting at meetings of stockholders need not be by written ballot.

2.9	Waiver of Notice

Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver or any waiver by electronic transmission of notice unless so required by the Certificate of Incorporation or these bylaws.

2.10	Stockholder Action by Written Consent Without a Meeting

Except as otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Company must be taken at an annual or special meeting of the stockholders of the Company and may not be effected by any consent in writing by the stockholders.

2.11	Record Date for Stockholder Notice; Voting; Giving Consents

In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, provide that a record date may not precede the date upon which the resolution citing the record date is adopted by the Board.

If the Board does not so fix a record date:

A.	the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

B.	the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and

C.	the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

2.12	Proxies

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by a written proxy, signed by the stockholder and filed with the secretary of the Company, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL.

2.13	List of Stockholders Entitled to Vote

The officer of the Company who has charge of the stock ledger of the Company shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as provided by applicable law, the stock ledger of the Company shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

2.14	Stockholder Proposals

A.	Effective upon the Company’s initial public offering of stock under the Securities Act of 1933, as amended, any stockholder wishing to bring any other business before a meeting of stockholders, including, but not limited to, the nomination of persons for election as directors, must provide notice to the Company not more than one hundred and twenty (120) and not less than ninety (90) days before the meeting in writing by registered mail, return receipt requested, of the business to be presented by the stockholders at the stockholders’ meeting. Any such notice shall set forth the following as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment; (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (iv) any material interest of the stockholder in such business and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom.

B.	For the purposes of these bylaws, “Stockholder Associated Person” of any stockholder means (i) any person controlling, either directly or indirectly, or acting in concert with, such stockholder; (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder; and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

C.	As to the stockholder giving notice and any Stockholder Associated Person, any such notice shall also set forth the (i) class, series and number of all shares beneficially owned by such stockholder and by such Stockholder Associated Person; (ii) the nominee holder for, and number of shares owned beneficially, but not of record by such stockholder and by any such Stockholder Associated Person; and (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder of any such Stockholder Associated Person with respect to any share of stock of the Company. Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of all applicable laws, rules and regulations, including, but not limited to, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, with respect to the matters set forth in this Section 2.14. In the absence of such notice to the meeting the above requirements, a stockholder shall not be entitled to present any business at any meeting of stockholders.

2.15	Inspectors of Meetings of Stockholders

The Board, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Company, to act at the meeting or any adjournment thereof and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspectors shall: (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

III. DIRECTORS

3.1	Powers

Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Company shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Company.

3.2	Number of Directors

Subject to the Certificate of Incorporation, the Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board. The directors shall be divided into classes as and to the extent provided in the Certificate of Incorporation, except as otherwise required by applicable law. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3	Election, Qualification and Term of Office of Directors

Subject to the Certificate of Incorporation, and except as provided in Sections 3.4 and 3.16 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next election of the class for which such director shall have been chosen. Directors need not be stockholders unless so required by the Certificate of Incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected or appointed to fill a vacancy, shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. Each director shall be a natural person.

Elections of directors need not be by written ballot.

3.4	Resignation and Vacancies

Any director may resign at any time upon notice given in writing or electronic transmission to the Company. Such resignation shall take effect at the date of receipt of such notice by the Company or at such later time as is therein specified. Vacancies occurring in any directorship for any reason shall be filled in accordance with the Certificate of Incorporation.

Unless otherwise provided in the Certificate of Incorporation or these bylaws, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

3.5	Place of Meetings; Remote Communication Meetings

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6	Regular Meetings

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.7	Special Meetings; Notice

Special meetings of the Board for any purpose or purposes may be called at any time by the chair of the Board or the president. Notice of the time and place of special meetings shall be delivered either personally or by mail, facsimile, telephone or electronic transmission to each director, addressed to each director at such director’s address and/or phone number and/or electronic transmission address as it is shown on the records of the Company. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by facsimile, telephone or other electronic transmission, it shall be delivered by telephone or transmitted at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting if the meeting is to be held at the principal executive office of the Company. Notice may be delivered by any person entitled to call a special meeting or by an agent of such person.

3.8	Quorum

At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9	Waiver Of Notice

Whenever notice to directors is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or meeting of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these bylaws.

3.10	Adjourned Meeting

A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least forty-eight (48) hours’ notice of any adjourned meeting of the Board shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by electronic means, or at least three (3) days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.11	Board Action by Written Consent Without a Meeting

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.12	Fees and Compensation of Directors

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

3.13	Removal of Directors

Unless otherwise restricted by statute, by the Certificate of Incorporation or by these bylaws, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, that, whenever the holders of any class or classes of stock, or series thereof, are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, removal of any directors elected by such class or classes of stock, or series thereof, shall be by the holders of a majority of the shares of such class or classes of stock, or series of stock, then entitled to vote at an election of directors.

3.14	Chair of the Board of Directors

The Company may also have, at the discretion of the Board, a chair of the Board. The chair of the Board shall, if such a person is elected, preside at the meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to such chair by the Board, or as may be prescribed in Section 5.6 herein or as otherwise prescribed by these bylaws.

3.15	Nominating Procedures

Nominations for the election of directors may only be made by the Board, by the nominating committee of the Board (or, if none, any other committee serving a similar function) or by any stockholder entitled to vote generally in elections of directors where the stockholder complies with the requirements of this Section 3.15. Any stockholder of record entitled to vote generally in elections of directors may nominate one or more persons for election as directors at a meeting of stockholders only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States certified mail, postage prepaid, to the secretary of the Company (i) with respect to an election to be held at an annual meeting of stockholders, not more than one hundred and twenty (120) days nor less than ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders called for the purpose of the election of directors, not later than the close of business on the tenth (10th) business day following the date on which notice of such meeting is first given to stockholders. Each such notice of a stockholder’s intent to nominate a director or directors at an annual or special meeting shall set forth the following: (A) the name and address, as they appear on the Company’s books, of the stockholder who intends to make the nomination and the name and residence address of the person or persons to be nominated; (B) the class and number of shares of the Company which are beneficially owned by the stockholder; (C) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (E) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors, or as would otherwise be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board; and (F) the written consent of each nominee to be named in a proxy statement and to serve as director of the Company if so elected. If the chair of the stockholders’ meeting shall determine that a nomination was not made in accordance with the procedures described by these bylaws, he or she shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section.

IV. COMMITTEES OF BOARD OF DIRECTORS

4.1	Committees of Directors

The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, with each committee to consist of one or more of the directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in the bylaws of the Company, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaws of the Company.

4.2	Committee Minutes

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3	Meetings and Actions of Committees

Meetings and actions of committees shall be governed by, and be held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (Place of Meetings and Meetings by Telephone), Section 3.6 (Regular Meetings), Section 3.7 (Special Meetings and Notice), Section 3.8 (Quorum), Section 3.9 (Waiver of Notice), Section 3.10 (Adjourned Meeting and Notice), and Section 3.11 (Board Action by Written Consent Without a Meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

V. OFFICERS

5.1	Officers

The officers of the Company shall be a chief executive officer, a president, a secretary and a treasurer. The Company may also have, at the discretion of the Board, a chair of the Board, one or more vice presidents, assistant secretaries, assistant treasurers and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

5.2	Election of Officers

The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, shall be chosen by the Board, subject to the rights, if any, of an officer under any contract of employment.

5.3	Subordinate Officers

The Board may appoint, or empower the president to appoint, such other officers and agents as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4	Removal and Resignation of Officers

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time upon notice given in writing or electronic transmission to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

5.5	Vacancies in Offices

Any vacancy occurring in any office of the Company shall be filled by the Board.

5.6	Chair of the Board of Directors

The chair of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to the chair by the Board or as may be prescribed by these bylaws. If there is no chief executive officer, then the chair of the Board shall also be the chief executive officer of the Company and shall have the powers and duties prescribed in Section 5.7 of these bylaws. The chair of the board shall be chosen by the Board.

5.7	Chief Executive Officer

Subject to such supervisory powers, if any, as may be given by the Board to the chair of the Board, the chief executive officer of the Company shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Company. The chief executive officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chair of the B, at all meetings of the Board at which he or she is present. The chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a company and shall have such other powers and duties as may be prescribed by the Board or these bylaws.

5.8	President

Subject to such supervisory powers, if any, as may be given by the Board to the chair of the Board or the chief executive officer, if there be such officers, the president shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Company. In the absence or nonexistence of the chief executive officer, he or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chair of the Board and chief executive officer, at all meetings of the Board at which he or she is present. He or she shall have the general powers and duties of management usually vested in the office of president of a company and shall have such other powers and duties as may be prescribed by the Board or these bylaws. The Board may provide in its discretion that the offices of president and chief executive officer may be held by the same person.

5.9	Vice Presidents

In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board, these bylaws, the president or the chair of the Board.

5.10	Treasurer

The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all money and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Board. The treasurer shall disburse the funds of the Company as may be ordered by the Board, shall render to the president and directors, whenever they request it, an account of all of the treasurer’s transactions as treasurer and of the financial condition of the Company, and shall have such other powers and perform such other duties as may be prescribed by the Board or these bylaws.

5.11	Secretary

The secretary or an agent of the Company shall keep or cause to be kept, at the principal executive office of the Company or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Company or at the office of the Company’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these bylaws. The secretary shall keep the seal of the Company, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these bylaws.

5.12	Assistant Secretary

The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of the secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors or the stockholders may from time to time prescribe.

5.13	Representation of Shares of Other Corporations

The chair of the Board, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of the Company, or any other person authorized by the Board of Directors or the chief executive officer, president or a vice president, is authorized to vote, represent, and exercise on behalf of the Company all rights incident to any and all shares of any other corporation or corporations standing in the name of the Company. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.14	Authority and Duties of Officers

In addition to the foregoing authority and duties, all officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board or the stockholders.

5.15	Salaries

Officers of the Company shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board.

VI. Indemnification

6.1	Indemnification Respecting Third Party Claims

The Company, to the full extent and in a manner permitted by the DGCL as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company or by any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Company owns, directly or indirectly through one or more other entities, a majority of the voting power or otherwise possesses a similar degree of control), by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (any such entity for which a Subsidiary Officer so serves, an “Associated Entity”), against expenses, including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that (i) the Company shall not be obligated to indemnify a person who is or was a director, officer employee or agent of the Company or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless the incurring of such expenses was authorized by or under the authority of the Board of Directors and (ii) the Company shall not be obligated to indemnify against any amount paid in settlement unless the Board of Directors has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this Section 6.1, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 6.1 against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Company or any Associated Entity or any person who is or was a director, officer, fiduciary, employee or agent of the Company or a Subsidiary Officer of any Associated Entity (including, without limitation, any action, suit or proceeding commenced by such person to enforce such person’s rights under this Article, unless and only to the extent that such person is successful on the merits of such claim), but such indemnification may be provided by the Company in a specific case as permitted by Section 6.7 of this Article VI.

6.2	Indemnification Respecting Derivative Claims

The Company, to the full extent and in a manner permitted by the DGCL as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Subsidiary Officer of an Associated Entity, against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery or such other court shall deem proper; provided, however, that the Company shall not be obligated to indemnify a director, officer, employee or agent of the Company or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless the incurrence of such expenses was authorized by or under the authority of the Board of Directors. Notwithstanding anything to the contrary in the foregoing provisions of this Section 6.2, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 6.2 against costs and expenses incurred in connection with any action or suit in the right of the Company commenced by such person, but such indemnification may be provided by the Company in any specific case as permitted by Section 6.7 in this Article VI.

6.3	Determination of Entitlement to Indemnification

Any indemnification to be provided under either of Section 6.1 or 6.2 above in this Article (unless ordered by a court of competent jurisdiction or advanced as provided in Section 6.5 of this Article) shall be made by the Company only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because the person to be indemnified had met the applicable standard of conduct set forth in such section of this Article. Such determination shall be made, with respect to a person who is a director or officer of the Company at the time of such determination, (i) by a majority vote of the directors who are not parties to the action, suit or proceeding in respect of which indemnification is sought, even though less than a quorum, or (ii) by majority vote of the members of a committee composed of at least two directors each of whom is not a party to such action, suit or proceeding, designated by majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (iii) if there are no directors who are not parties to such action, suit or proceeding, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by action of the stockholders taken as permitted by law and these Bylaws. Such determination shall be made, with respect to any other person, by such officer or officers of the Company as the Board of Directors may designate, in accordance with any procedures that the Board of Directors or such designated officer or officers may determine, or, if any such officer or officers have not been so designated, by the Chief Legal Officer or the General Counsel of the Company. In the event a request for indemnification is made by any person referred to in Section 6.1 or 6.2 above in this Article, the Company shall use its reasonable best efforts to cause such determination to be made not later than sixty (60) days after such request is made after the final disposition of such action, suit or proceeding.

6.4	Right to Indemnification upon Successful Defense and for Service as a Witness

A.	Notwithstanding the other provisions of this Article, to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Section 6.1 or 6.2 above in this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

B.	To the extent any person who is or was a director, officer, employee or agent of the Company or a Subsidiary Officer of an Associated Entity has served or prepared to serve as a witness in, but is not a party to, any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative or regulatory body or by any securities or commodities exchange of which the Company or an Associated Entity is a member or to the jurisdiction of which it is subject, by reason of his or her services as a director, officer, employee or agent of the Company, or his or her service as a Subsidiary Officer of an Associated Entity (assuming such person is or was serving at the request of the Company as a Subsidiary Officer of such Associated Entity), the Company may indemnify such person against expenses (including attorneys’ fees and disbursements) and out-of-pocket costs actually and reasonably incurred by such person in connection therewith and, if the Company has determined to so indemnify such person, shall use its reasonable best efforts to provide such indemnity within sixty (60) days after receipt by the Company from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Company shall have no obligation under this Article to compensate such person for such person’s time or efforts so expended.

6.5	Advance of Expenses

A.	Expenses and costs incurred by any present or former director or officer of the Company in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall, to the extent permitted by law, be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such costs and expenses by the Company as authorized by this Article.

B.	Expenses and costs incurred by any other person referred to in Section 6.1 or 6.2 above in this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by or under the authority of the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company in respect of such costs and expenses as authorized by this Article and subject to any limitations or qualifications provided by or under the authority of the Board of Directors.

6.6	Notice of Action; Assumption of the Defense

Promptly after receipt by any person referred to in Section 6.1, 6.2 or 6.5 of this Article of notice of the commencement of any action, suit or proceeding in respect of which indemnification or advancement of expenses may be sought under any such Section, such person (the “Indemnitee”) shall notify the Company thereof. The Company shall be entitled to participate in the defense of any such action, suit or proceeding and, to the extent that it may wish, except in the case of a criminal action or proceeding, to assume the defense thereof with counsel chosen by it. If the Company shall have notified the Indemnitee of its election so to assume the defense, it shall be a condition of any further obligation of the Company under such Sections to indemnify the Indemnitee with respect to such action, suit or proceeding that the Indemnitee shall have provided an undertaking in writing to repay all legal or other costs and expenses subsequently incurred by the Company in conducting such defense if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified in respect of the costs and expenses of such action, suit or proceeding by the Company as authorized by this Article. Notwithstanding anything in this Article to the contrary, after the Company shall have notified the Indemnitee of its election so to assume the defense, the Company shall not be liable under such Sections for any legal or other costs or expenses subsequently incurred by the Indemnitee in connection with the defense of such action, suit or proceeding, unless (a) the parties thereto include both (i) the Company and the Indemnitee, or (ii) the Indemnitee and other persons who may be entitled to seek indemnification or advancement of expenses under any such Section and with respect to whom the Company shall have elected to assume the defense, and (b) the counsel chosen by the Company to conduct the defense shall have determined, in their sole discretion, that, under applicable standards of professional conduct, a conflict of interest exists that would prevent them from representing both (i) the Company and the Indemnitee, or (ii) the Indemnitee and such other persons, as the case may be, in which case the Indemnitee may retain separate counsel at the expense of the Company to the extent provided in such sections and Section 6.3 in this Article.

6.7	Indemnification Not Exclusive

The provision of indemnification to or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Company to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s capacity as an officer, director, employee or agent of the Company or a Subsidiary Officer of an Associated Entity and as to action in any other capacity.

6.8	Corporate Obligations; Reliance

The provisions of Sections 6.1, 6.2, 6.4(a) and 6.5(a) of this Article shall be deemed to create a binding obligation on the part of the Company to the directors, officers, employees and agents of the Company, and the persons who are serving at the request of the Company as Subsidiary Officers of Associated Entities, on the effective date of this Article and persons thereafter elected as directors and officers or retained as employees or agents, or serving at the request of the Company as Subsidiary Officers of Associated Entities (including persons who served as directors, officers, employees and agents, or served at the request of the Company as Subsidiary Officers of Associated Entities, on or after such date but who are no longer so serving at the time they present claims for advancement of expenses or indemnity), and such persons in acting in their capacities as directors, officers, employees or agents of the Company, or serving at the request of the Company as Subsidiary Officers of any Associated Entity, shall be entitled to rely on such provisions of this Article.

6.9	Further Changes

Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of such provisions in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

6.10	Successors

The right, if any, of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Subsidiary Officer of an Associated Entity, to indemnification or advancement of expenses under Sections 6.1 through 6.9 in this Article shall continue after he or she shall have ceased to be a director, officer, employee or agent or a Subsidiary Officer of an Associated Entity and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

6.11	Insurance

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Subsidiary Officer of any Associated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

6.12	Definitions of Certain Terms

For purposes of this Article, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer employee or agent of the Company or as a Subsidiary Officer of any Associated Entity which service imposes duties on, or involves services by, such person with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article.

VII. RECORDS AND REPORTS

7.1	Maintenance and Inspection of Records

A.	The Company shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records.

B.	Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof and subject to execution of a confidentiality agreement, have the right during the usual hours for business to inspect for any proper purpose the Company’s stock ledger, a list of its stockholders and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Company at its registered office in Delaware or at its principal place of business.

C.	Any records maintained by a corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. Any corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the Certificate of Incorporation, these bylaws or the DGCL. When records are kept in such manner, a clearly legible paper form from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper record of the same information would have been, provided the paper form accurately portrays the record.

7.2	Inspection by Directors

Any director shall have the right to examine the Company’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the director’s position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The court may summarily order the Company to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The burden of proof shall be upon the Company to establish that the inspection such director seeks is for an improper purpose. The court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the court may deem just and proper.

VIII. STOCK CERTIFICATES AND THEIR TRANSFER

8.1	Certificates Representing Shares

The shares of stock of the Company shall be represented by certificates, unless the Board provides by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. CARTA or another electronic stock certificate system may be used for issuing stock certificates and serving as the stock ledger. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Company, by the chair, any vice chair, the president or any vice president, and by the secretary, any assistant secretary, the treasurer or any assistant treasurer. Any or all such signatures may be facsimiles. The signatures on a certificate may be the signatures of the same person, so long as each signature is made in a separate officer capacity of such person. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Company with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue. The Company shall not have power to issue a certificate in bearer form.

8.2	Transfers of Stock

Stock of the Company shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the Company only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Company for any purpose until it shall have been entered in the stock records of the Company by an entry showing from and to whom transferred. To the extent designated by the president or any vice president or the treasurer of the Company, the Company may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

8.3	Transfer Agents and Registrars

The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

8.4	Lost, Stolen or Destroyed Certificates

The Company may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative to give the Company a bond sufficient to indemnify it against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

IX. GENERAL MATTERS

9.1	Checks

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Company, and only the persons so authorized shall sign or endorse those instruments.

9.2	Execution of Corporate Contracts and Instruments

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.3	Fiscal Year

The fiscal year of the Company shall be fixed by resolution of the Board and may be changed by the Board.

9.4	Seal

The Company may adopt a corporate seal which may be altered as desired, and may use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

9.5	Dividends

A.	The directors of the Company, subject to any rights or restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the DGCL. Dividends may be paid in cash, in property or in shares of the Company’s capital stock.

B.	The directors of the Company may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Company and meeting contingencies.

9.6	Electronic Transmission

For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

9.7	Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, reference to gender is not limiting, and the term “person” includes both an entity and a natural person.

9.8	Stock Transfer Agreements and Restrictions

The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

9.9	Special Designation on Certificates

If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock a statement that the Company will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

9.10	Conflict With Applicable Law or Certificate of Incorporation

These bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

9.11	Books and Records

Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or by any method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

X. AMENDMENTS

These bylaws may be amended, altered, changed, adopted and repealed or new bylaws adopted by the Board in any manner not inconsistent with the DGCL or the Certificate of Incorporation. From and after the occurrence of the Trigger Event (as defined in the Certificate of Incorporation), notwithstanding any other provisions of these Bylaws or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any additional or greater vote or consent required by the Certificate of Incorporation (including any vote of the holders of any particular class or classes or series of stock required by law or by the Certificate of Incorporation), the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Company to alter, amend or repeal, in whole or in part, any provision of these Bylaws or to adopt any provision inconsistent herewith.